EXHIBIT 23

         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Registration Statements Nos. 333-26047, 333-17025 and 333-17027 of Eagle Pacific Industries, Inc. on Form S-8 and Registration Statement No. 333-08953 of Eagle Pacific Industries, Inc. on Form S-3 of our report dated March 9, 1999, appearing in this Annual Report on Form 10-K of Eagle Pacific Industries, Inc. for the year ended December 31, 1998.



      /s/Deloitte & Touche LLP
         Deloitte & Touche LLP




Minneapolis, Minnesota
March 26, 1999